Exhibit 99.1

Axiall Board of Directors Declares Quarterly Dividend

ATLANTA—(BUSINESS WIRE)—May 19, 2015— The Board of Directors of Axiall Corporation (NYSE: AXLL) today declared a regular quarterly dividend of 16 cents per share of common stock. The dividend is payable July 10, 2015, to shareholders of record at the close of business on June 26, 2015.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit http://www.axiall.com.

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